SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 333-159577

Date of Report: August 11, 2011

ARCIS RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	37-1563401
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

4320 Eagle Point Parkway, Suite A, Birmingham Alabama	35242
(Address of principal executive offices)	(Zip Code)

(205) 453-9650
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers

On August 11, 2011 the Registrant entered into an Executive Employment Agreement dated as of August 1, 2011 with Robert J. Fanella, who is the Registrant’s Chief Financial Officer.  The agreement provides that Mr. Fanella will be employed for a term of three years, which shall renew automatically for one year terms unless either party gives prior notice of termination.  For services as Chief Financial Officer of Arcis Resources, Mr. Fanella will receive a salary of $168,000 per year.  Mr. Fanella will also participate in all Company benefit plans.  The Company has agreed to grant to Mr. Fanella options to purchase 500,000 shares of its common stock at $.30 per share, 200,000 of which will vest on the first anniversary of the agreement, and 150,000 on each subsequent anniversary.  Upon termination of his employment by the Company, Mr. Fanella will be subject to a covenant of non-competition for six months.

Item 9.01             Financial Statements and Exhibits

Exhibits
10-a	Executive Employment Agreement as of August 1, 2011 between Arcis Resources Corporation and Robert J. Fanella.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: August 16, 2011	Arcis Resources Corporation
By: Kenneth A. Flatt, Jr.
Kenneth A. Flatt, Jr. Chief Executive Officer